EX-99.906CERT

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of the College Retirement Equities Fund does hereby certify, to such officer’s knowledge, that:

The semi-annual report on Form N-CSR of the College Retirement Equities Fund (the “Funds”) for the six months ended June 30, 2005 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Funds.

Dated: August 11, 2005	By:	/s/ Herbert M. Allison, Jr.

Herbert M. Allison, Jr.
President and Chief Executive Officer
(principal executive officer)

Dated: August 11, 2005	By:	/s/ Russell Noles

Russell Noles
Vice President and Acting Chief Financial
Officer, Teachers Insurance and Annuity
Association of America
(acting principal financial officer)